SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2014

Eagle Bancorp, Inc.

 (Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7815 Woodmont Avenue, Bethesda, Maryland  20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On February 12, 2014, the Compensation Committee of the Board of Directors of Eagle Bancorp, Inc. (the “Company”), approved base salaries for calendar year 2014 (retroactive to January 1, 2014) and the award of shares of restricted stock under the Company’s 2006 Stock Plan to the Company’s named executive officers, as set forth in the table below. The Compensation Committee also approved the payment of non-formulaic cash bonuses and cash bonus awards under the Company’s Senior Executive Incentive Plan and the award of bonuses.

Name	Title	2014 Annual Salary	Cash Bonus	Shares of Restricted Stock Awarded
Ronald D. Paul	President and CEO – Company and Bank	$807,070	$1,400,141	11,913
James H. Langmead	EVP and CFO – Company and Bank	$334,457	$204,634	3,572
Antonio F. Marquez	EVP & Chief Lending Officer – Commercial Real Estate	$290,954	$284,872	3,091
Susan G. Riel	EVP – Company; SEVP & COO – Bank	$430,194	$431,412	4,570
Janice L. Williams	EVP & Chief Credit Officer – Bank	$321,376	$271,492	3,410

The increases in base salary for the named executive officers range from 5% to 10%.  All awards of restricted stock vest in three substantially equal annual installments commencing on the first anniversary of grant, subject to the terms of the 2006 Stock Plan and the form of award certificate.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: February 19, 2014